Exhibit 32.1

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Perry Ellis International, Inc., a Florida corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 9, 2004		/S/ GEORGE FELDENKREIS
	Name:	George Feldenkreis
	Title:	Chairman and Chief Executive Officer (Chief Executive Officer)